Exhibit 16.1

March 7, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for GTREX, Inc. and, under the date of April 16, 2004, we reported on the consolidated financial statements of GTREX, Inc. as of and for the year ended December 31, 2003 and for the period from November 12, 1999 (inception) to December 31, 2003. We have read GTREX Capital, Inc.'s statements included under Item 4.01 of its Form 8K/A dated March 7, 2005, and we agree with such statements, except we are not in a position to agree or disagree with the Company's statements made in connection with the engagement of successor accountants.

Sincerely,

/s/ Peterson & Co., LLP